Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2017 RESULTS

–	Las Vegas Locals Achieves Best Second-Quarter Results in Nearly 10 Years

–	Newly Acquired Properties Continue Double-Digit Adjusted EBITDA Growth

–	Company Commences Capital Return Program, Continues Deleveraging

LAS VEGAS - JULY 27, 2017 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2017.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Strong performances continued throughout our operations during the second quarter, reinforcing our confidence in the long-term direction of our Company. Our Las Vegas Locals business achieved its best second-quarter results in nearly 10 years, driven by ongoing improvements to our operations and a strong regional economy. Our three newly acquired Nevada properties delivered another great quarter as well, as we continued to successfully execute on growth and synergy opportunities. And despite softness in a few Louisiana markets, Adjusted EBITDA grew at a majority of our regional properties, including strong results throughout the upper Midwest.”

Smith continued: “We recommenced our capital return program during the quarter, making our first share repurchases and dividend payments in nearly a decade. To date we have repurchased nearly 600,000 shares, and in July we made a dividend payment of 5 cents per share. At the same time, our strong and growing free cash flow allowed us to continue investing in our business while deleveraging our balance sheet, as we paid down $74 million in debt in the quarter. In all, we continue to make great progress executing our strategy to create long-term value for our shareholders.”

Boyd Gaming reported second-quarter 2017 net revenues of $599.9 million, an increase of 10.1% from $544.9 million in the year-ago quarter. Income from continuing operations, net of tax, for the second quarter was $27.6 million, or $0.24 per share, up from $11.3 million, or $0.10 per share, in the prior-year second quarter. The Company reported net income, including discontinued operations, of $48.6 million, or $0.42 per share, for the second quarter of 2017, compared to $30.0 million, or $0.26 per share, for the year-ago period. Results for the current year include the operations of Aliante, acquired by the Company on September 27, 2016, as well as Cannery and Eastside Cannery, acquired on December 20, 2016. Discontinued operations for the current quarter includes the Company’s share of a payment received by Borgata Hotel Casino & Spa in settlement of its outstanding property tax appeals. The Company sold its interest in Borgata during the third quarter of 2016.

Total Adjusted EBITDA(1) was $151.2 million, up 9.6% from $137.9 million in the second quarter of 2016. Adjusted Earnings(1) for the second quarter 2017 were $30.3 million, or $0.26 per share, compared to Adjusted Earnings of $18.1 million, or $0.16 per share, for the same period in 2016. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, second-quarter 2017 net revenues were $214.2 million, up from $154.9 million in the year-ago quarter. Second-quarter 2017 Adjusted EBITDA rose to $63.1 million, compared to $43.2 million in the second quarter of 2016, as every property in the segment grew Adjusted EBITDA and operating margins during the quarter. Current quarter results include a full quarter of contributions from Aliante, Cannery and Eastside Cannery.

On a same-store basis, the segment achieved its highest second-quarter revenues and Adjusted EBITDA in nearly 10 years. Same-store Adjusted EBITDA grew at a double-digit rate, as operating margins rose more than 330 basis points. Results reflect continued operating efficiencies, improvements to marketing programs and a strong regional economy.

For the second consecutive quarter, the Company’s three new properties grew Adjusted EBITDA at a double-digit pace over their 2016 standalone results, as their combined operating margins improved more than 400 basis points. Growth was driven by the successful execution of synergy and growth opportunities, as well as strong economic conditions.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $59.6 million in the second quarter of 2017, up slightly from $59.2 million in the year-ago period. Adjusted EBITDA was $12.6 million, compared to $14.3 million in the second quarter of 2016.

The decline in Adjusted EBITDA in the segment was attributable to a room renovation project at the California, which began late in the second quarter and reduced room inventory by nearly 40% at the property. Despite this disruption, positive operating trends continued during the quarter, with strength in the Company’s Hawaiian customer segments and further increases in unrated play.

Midwest and South
In the Midwest and South segment, net revenues were $326.1 million, compared to $330.7 million in the second quarter of 2016. Adjusted EBITDA was $93.7 million, versus $94.7 million in the year-ago period.

A majority of properties in the segment achieved year-over-year Adjusted EBITDA growth, led by strong results at Treasure Chest, Blue Chip and our two Iowa properties. These gains were offset by softness at Amelia Belle and Evangeline Downs, due to localized economic weakness, as well as heightened promotional activity in the Lake Charles market, which impacted Delta Downs.

Balance Sheet Statistics
As of June 30, 2017, Boyd Gaming had cash on hand of $163.0 million, and total debt of $3.19 billion.

Full Year 2017 Guidance
For the full year 2017, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDA of $585 million to $605 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss second-quarter results today, July 27, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 4051686. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or: https://www.webcaster4.com/Webcast/Page/964/21955

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, July 27, beginning at 7:00 p.m. Eastern and continuing through Thursday, August 3, at 11:59 p.m. Eastern. The conference number for the replay will be 10110811. The replay will also be available on the Internet at www.boydgaming.com

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2017	2016	2017	2016
Revenues
Gaming	$495,056	$452,928	$995,055	$915,479
Food and beverage	88,342	75,898	175,785	152,698
Room	48,270	43,365	95,596	85,240
Other	32,915	29,693	66,953	61,159
Gross revenues	664,583	601,884	1,333,389	1,214,576
Less promotional allowances	64,715	57,010	128,179	117,324
Net revenues	599,868	544,874	1,205,210	1,097,252
Operating costs and expenses
Gaming	229,912	217,768	461,543	441,293
Food and beverage	49,533	42,116	99,051	83,919
Room	13,469	11,293	26,583	21,792
Other	19,631	18,827	39,610	38,159
Selling, general and administrative	93,037	79,002	184,650	160,853
Maintenance and utilities	25,864	25,009	52,263	48,857
Depreciation and amortization	52,563	48,250	106,527	95,903
Corporate expense	23,251	16,099	44,049	34,006
Project development, preopening and writedowns	2,784	5,897	5,756	7,738
Impairments of assets	—	—	—	1,440
Other operating items, net	463	123	949	552
Total operating costs and expenses	510,507	464,384	1,020,981	934,512
Operating income	89,361	80,490	184,229	162,740
Other expense (income)
Interest income	(455)	(959)	(915)	(1,456)
Interest expense, net of amounts capitalized	42,728	61,887	86,402	114,952
Loss on early extinguishments and modifications of debt	378	419	534	846
Other, net	559	65	670	142
Total other expense, net	43,210	61,412	86,691	114,484
Income from continuing operations before income taxes	46,151	19,078	97,538	48,256
Income taxes provision	(18,590)	(7,771)	(34,863)	(15,389)
Income from continuing operations, net of tax	27,561	11,307	62,675	32,867
Income from discontinued operations, net of tax	21,017	18,715	21,392	30,345
Net income	$48,578	$30,022	$84,067	$63,212

Basic net income per common share
Continuing operations	$0.24	$0.10	$0.54	$0.29
Discontinued operations	0.18	0.16	0.19	0.27
Basic net income per common share	$0.42	$0.26	$0.73	$0.56
Weighted average basic shares outstanding	115,225	114,328	115,247	114,218

Diluted net income per common share
Continuing operations	$0.24	$0.10	$0.54	$0.29
Discontinued operations	0.18	0.16	0.19	0.26
Diluted net income per common share	$0.42	$0.26	$0.73	$0.55
Weighted average diluted shares outstanding	115,923	115,077	115,911	114,974

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2017	2016	2017	2016
Net Revenues by Reportable Segment
Las Vegas Locals (a)	$214,216	$154,936	$433,997	$313,334
Downtown Las Vegas	59,561	59,212	120,305	117,817
Midwest and South (b)	326,091	330,726	650,908	666,101
Net revenues	$599,868	$544,874	$1,205,210	$1,097,252

Adjusted EBITDA by Reportable Segment
Las Vegas Locals (a)	$63,126	$43,173	$129,353	$87,444
Downtown Las Vegas	12,583	14,263	26,221	26,944
Midwest and South (b)	93,673	94,747	187,774	190,672
Property Adjusted EBITDA	169,382	152,183	343,348	305,060
Corporate expense (c)	(18,207)	(14,286)	(36,370)	(29,471)
Adjusted EBITDA	151,175	137,897	306,978	275,589

Other operating costs and expenses
Deferred rent	257	817	687	1,633
Depreciation and amortization	52,563	48,250	106,527	95,903
Share-based compensation expense	5,747	2,320	8,830	5,583
Project development, preopening and writedowns	2,784	5,897	5,756	7,738
Impairments of assets	—	—	—	1,440
Other operating items, net	463	123	949	552
Total other operating costs and expenses	61,814	57,407	122,749	112,849
Operating income	89,361	80,490	184,229	162,740
Other expense (income)
Interest income	(455)	(959)	(915)	(1,456)
Interest expense, net of amounts capitalized	42,728	61,887	86,402	114,952
Loss on early extinguishments and modifications of debt	378	419	534	846
Other, net	559	65	670	142
Total other expense, net	43,210	61,412	86,691	114,484
Income from continuing operations before income taxes	46,151	19,078	97,538	48,256
Income taxes provision	(18,590)	(7,771)	(34,863)	(15,389)
Income from continuing operations, net of tax	27,561	11,307	62,675	32,867
Income from discontinued operations, net of tax	21,017	18,715	21,392	30,345
Net income	$48,578	$30,022	$84,067	$63,212
__________________________________________
(a) The Las Vegas Locals segment results for the three and six months ended June 30, 2017 include Aliante Casino + Hotel + Spa, which was acquired on September 27, 2016, and Cannery Casino Hotel and Eastside Cannery Casino and Hotel, which were acquired on December 20, 2016.
(b) The Company has combined its Midwest and South and Peninsula segments into a single reportable segment as a result of the refinancing completed during the third quarter of 2016. Prior year amounts for the two segments have been combined to conform to the current year presentation.
(c) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2017	2016	2017	2016
Corporate expense as reported on Consolidated Statements of Operations	$23,251	$16,099	$44,049	$34,006
Corporate share-based compensation expense	(5,044)	(1,813)	(7,679)	(4,535)
Corporate expense as reported on the above table	$18,207	$14,286	$36,370	$29,471

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2017	2016	2017	2016
Net income	$48,578	$30,022	$84,067	$63,212
Less: income from discontinued operations, net of tax	(21,017)	(18,715)	(21,392)	(30,345)
Income from continuing operations, net of tax	27,561	11,307	62,675	32,867
Pretax adjustments:
Project development, preopening and writedowns	2,784	5,897	5,756	7,738
Impairments of assets	—	—	—	1,440
Other operating items, net	463	123	949	552
Loss on early extinguishments and modifications of debt	378	419	534	846
Other, net	559	65	670	142
Total adjustments	4,184	6,504	7,909	10,718

Income tax effect for above adjustments	(1,491)	294	(2,880)	30
Adjusted earnings	$30,254	$18,105	$67,704	$43,615

Net income per share	$0.42	$0.26	$0.73	$0.55
Less: income from discontinued operations per share	(0.18)	(0.16)	(0.19)	(0.26)
Income from continuing operations per share	0.24	0.10	0.54	0.29
Pretax adjustments:
Project development, preopening and writedowns	0.03	0.05	0.05	0.07
Impairments of assets	—	—	—	0.01
Other operating items, net	—	—	0.01	—
Loss on early extinguishments and modifications of debt	—	—	—	0.01
Other, net	—	0.01	—	—
Total adjustments	0.03	0.06	0.06	0.09

Income tax effect for above adjustments	(0.01)	—	(0.02)	—
Adjusted earnings per share	$0.26	$0.16	$0.58	$0.38

Weighted average shares outstanding	115,923	115,077	115,911	114,974

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s continued strong performance in its operations and free cash flow, ongoing improvements to its operations and economic strength, continued operating efficiencies, improvements to marketing programs, greater profitability from non-gaming amenities and the strength of regional economies, executing on strategy and creating long-term value for shareholders, and all of the statements under the heading “Full Year 2017 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.